Exhibit 99.1

VLOV, Inc. Ticker Symbol Reverts Back to VLOV.OB

XIAMEN, China, January 11, 2012/PRNewswire-Asia-FirstCall/ — VLOV, Inc. (OTC Bulletin Board: VLOV) (“VLOV” or the “Company”), which designs, sources and markets VLOV-brand casual, fashion-forward apparel for men in the People's Republic of China, today announced the Company’s ticker symbol has reverted back to “VLOV.OB”. Over the past 20 business days, the ticker symbol had a “D” temporarily appended to it in connection with the reverse stock split effectuated on December 9, 2011.

About VLOV, Inc.

VLOV, Inc., a leading lifestyle apparel designer based in China, designs, sources and markets VLOV brand fashion-forward apparel for men ages 18 to 45 throughout China.  As of September 30, 2011, VLOV products were sold by its distributors at 540 points of sale across northern, central and southern China, as well as 20 stores in Fujian Province owned and operated by VLOV.  To learn more about VLOV, Inc., please refer to the Company’s web site at www.vlov.net.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipate," "optimistic," "intend," "will" or similar expressions. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in VLOV's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Bennet Tchaikovsky, Chief Financial Officer

VLOV, Inc.

Tel: 310-622-4515

Email: bennet@vlov.net